UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 04, 2022
WEAVE COMMUNICATIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-40998	26-3302902
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1331 W Powell Way Lehi, Utah	84043
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 579-5668
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value	WEAV	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders
At a Special Meeting of Stockholders of Weave Communications, Inc. (the “Company”) held on November 4, 2022, at the Company's principal executive office, the stockholders of the Company approved the proposal set forth below by the final voting results set forth below.
1.Approval of the one-time repricing that will reduce the exercise price per share of each outstanding eligible option to $7.00 per share, covering a total of 1,159,479 shares of the Company’s common stock granted from April 22, 2021 through September 6, 2021, which are held as of November 4, 2022 by “service providers” as defined under the Company’s 2015 Equity Incentive Plan, as amended, other than (x) any current or former member of the board of directors of the Company, (y) any of current or former Chief Executive Officers of the Company and (z) former employees or other service providers of the Company:

For	Against	Abstain	Broker Non-Votes
34,630,284	9,279,150	57,960	–

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEAVE COMMUNICATIONS, INC.

Date:	November 07, 2022

By:	/s/ Alan Taylor

Name:	Alan Taylor
Title:	Chief Financial Officer